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                                                                    Exhibit 7.24

                    NON RECOURSE ASSIGNMENT OF LOAN DOCUMENTS

         THIS ASSIGNMENT OF LOAN DOCUMENTS (this "Assignment") is made as of the 15th day of February, 2001 by and between AMERICAN CENTENNIAL INSURANCE CO., a Delaware corporation, having an address at 3501 Silverside Road, Wilmington, DE 19810 ("Assignor") and IMAGINE INVESTMENTS, INC., a Delaware corporation, having a principal office and place of business at Suite 1901, 8150 North Central Expressway, Dallas, TX 75206 "Assignee").

         1.  ASSIGNMENT.

         In consideration for the sum of EIGHT HUNDRED FORTY SEVEN THOUSAND SIXTY-SIX DOLLARS AND 74/100 CENTS ($847,066.74) which has been duly received, Assignor does hereby grant, bargain, sell, assign, transfer, and set over to Assignee, its successors and assigns, without recourse, all right, obligation, title, and interest the Assignor has in and to the Loan and Loan Documents set forth on Schedule 1 attached hereto and made a part hereof (collectively, the "Loan Documents"), and Assignor hereby agrees to accept such transfer and assignment and agrees to be bound by all of the provisions undertaken by Assignor therein.

         2. REPRESENTATIONS AND WARRANTIES. Assignor represents and warrants to Assignee as follows:

             (a) The only principal payment on the Loan was in the amount of Fifty Thousand Dollars ($50,000.00) paid August 15, 2000, and the two most recent interest payments were Sixteen Thousand Dollars ($16,000.00) paid September 30, 2000 and Thirteen Thousand Eight Hundred Dollars ($13,800.00) paid October 31, 2000. The outstanding unpaid principal balance of the Loan therefore is Nine Hundred Fifty Thousand Dollars ($950,000.00).

             (b) Assignor is the owner and holder of the Notes and the rights assigned hereunder, free and clear of all rights, liens, security interests, encumbrances and the like, and has not previously pledged, discounted sold or released any interest in the Notes or rights assigned hereunder. No other party has any rights in the Notes or interest in any of Assignor's interests being assigned hereunder.

         Except as set forth in subsections (a) and (b) above, this Assignment is made without any warranties or representations of any kind whatsoever, expressed or implied, or by operation of law. NO WARRANTIES OR REPRESENTATIONS WHATSOEVER, EXPRESSED OR IMPLIED, ARE, OR HAVE BEEN MADE BY ASSIGNOR OR ANYONE ACTING ON THE BEHALF OF ASSIGNOR. THE LOAN AND LOAN DOCUMENTS ARE ASSIGNED AND TRANSFERRED WITHOUT ANY RECOURSE WHATSOEVER, EITHER EXPRESS OR IMPLIED, AND ON AN "AS IS" AND "WITH ALL FAULTS" BASIS.

         3. WAIVER. Assignor shall not be liable for or be bound in any manner by any, and Assignee hereby waives and shall be forever barred from asserting any claim against the Assignor with respect to, (1) any alleged expressed or implied representations, warranties, promises, covenants, agreements, statements or information pertaining to the Loan or the collateral therefore, claimed to be made or furnished by Assignor or by any agent, contractor, attorney, employee, servant or other person representing or purporting to represent the Assignor, or
(2) any allegations of bad faith, breach of the implied covenant of good faith and fair dealing, fraud, or conspiracy, or (3) any other claim relating in any way to the Loan, Loan Documents or this Assignment.

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         4.  RELEASE. The Assignee hereby releases and forever discharges
Assignor, Assignor's counsel(s), servants, directors, officers, employees, shareholders, predecessors, successors, assigns and affiliates (all such related persons or entities herein collectively called the "Related Party"), of and from any and all causes of action, claims, demands and remedies of whatsoever kind or nature that Assignee now has, or may in the future have, against Assignor and/or any Related Party in any manner, on account of, arising out of or related to the Loan, Loan Documents, or this Assignment, except for the express warranties set forth in this Assignment, or (ii) the use, ownership, control, operation or condition of any property encumbered as security under the Loan, including, without limitation, the presence or release of any hazardous or toxic fluids, substances or materials on such property.

         5.  COVENANT OF ASSIGNEE. Assignee hereby covenants and agrees that it:

             (a) will pay all fees and expenses of Assignor (or Assignor's proportionate share thereof) that Assignor would otherwise be responsible for under the Credit Agreement including, without limitation, all outstanding legal fees and expenses that were incurred by Assignor (or on behalf of Assignor) prior to the date of this Agreement.

             (b) shall not (1) institute any legal action in the name of the Assignor; or (2) use or refer to the name of Assignor, or any name derived therefrom or confusingly similar therewith to promote Assignee's sale, collection or management of the Loan or Loan Documents.

         6. INDEMNIFICATION. Assignee hereby agrees to indemnify, hold harmless and defend Assignor, together with any Related Party (Assignor and all such Related Party herein collectively called the "Indemnified Parties" or singularly, the "Indemnified Party"), from and against any claims for attorney's fees and expenses referred to in paragraph 5(a) above.

         7. SURVIVAL. All of the foregoing provisions shall survive the consummation of the Assignment contemplated hereby.

         8. ESCROW AMOUNTS HELD BY AGENT. Notwithstanding anything to the contrary herein, Assignor is not assigning Assignor's pro rata interest in any escrow monies being held by the Agent, Mitchell W. Ledgler, Esq. (which interest equals approximately 2,000), which sums will remain the sole property of Assignor.

         9. COUNTERPARTS. This Assignment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Assignment has been executed this 15th day of February by Assignee and Assignor.

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                                                ASSIGNOR:

                                                    /s/ Carolyn A. Scully
                                                By:_____________________________
                                                      Carolyn A. Scully
                                                Name:___________________________
                                                       Asst. Vice President,
                                                        Controller, Treasurer
                                                Title:__________________________


                                                ASSIGNEE:

                                                    /s/ Gary M. Goltz
                                                By:_____________________________
                                                        Gary M. Goltz
                                                Name:___________________________
                                                        Vice President
                                                Title:__________________________

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                                 ACKNOWLEDGEMENT

STATE OF TEXAS                       :
                                     :     SS
COUNTY OF DALLAS

         I CERTIFY that on February 16, 2001, Gary M. Goltz personally came before me and this person acknowledged under oath, to my satisfaction that:

         (a) this person signed, sealed and delivered the attached document as Vice President of Imagine Investments, Inc., a corporation of the State of Delaware, named in this document;

         (b) this document was signed and delivered by the corporation as its voluntary act and deed by virtue of authority from its Board of Directors.

                                      /s/ Diane K. Sadler
                                     ___________________________________________
                                                            Diane K. Sadler
                                     Notary's Printed Name:_____________________
                                                               Texas
                                     Notary Public of___________________________
                                                            September 26, 2004
                                     My Commission Expires:_____________________

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                                 ACKNOWLEDGEMENT

STATE OF DELAWARE                   :
                                    :     SS
COUNTY OF NEW CASTLE

         I CERTIFY that on February 15, 2001, Carolyn Scully personally came before me and this person acknowledged under oath, to my satisfaction that:

         (a) this person signed, sealed and delivered the attached document as Asst. Vice President of American Centennial Insurance Co., a corporation of the State of Delaware, named in this document;

         (b) this document was signed and delivered by the corporation as its voluntary act and deed by virtue of authority from its Board of Directors.

                                          /s/ Lois H. Hall
                                         _______________________________________
                                                                Lois H. Hall
                                         Notary's Printed Name:_________________
                                                           Delaware
                                         Notary Public of_______________________
                                                                February 1, 2004
                                         My Commission Expires:_________________

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                                   SCHEDULE 1

         Loan in the principal amount of One Million Dollars ($1,000,000.00) (the "Loan") extended Riverside Group, Inc. ("Riverside") by Assignor, on or about April 1, 1999 (as may have been ended, modified, restated and/or reaffirmed, the "Loan") and the following documents (collectively, the "Loan Documents")

         (a) Credit Agreement dated as of April 1, 1999 by and among Assignor, Riverside and others (the "Credit Agreement");

         (b) Promissory Note in the aggregate face principal amount of One Million Dollars ($1,000,000.00) dated April 1, 1999 given by Riverside in favor of Assignor (the "Note");

         (c) Forbearance Agreement dated as of May 8, 2000 as amended by the Amendment to Forbearance Agreement dated as of August 14, 2000; and

         (d) Any other documents executed in connection with or related to the Loan, the Credit Agreement and the Note.

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